THIRD AMENDMENT

TO

CLEANSPARK, INC.

2017 INCENTIVE PLAN

Dated as of March 8, 2023

WHEREAS, the Board of Directors and stockholders of CleanSpark, Inc. (the “Company”) have adopted the CleanSpark, Inc. 2017 Equity Incentive Plan, as amended by that First Amendment to the CleanSpark, Inc. 2017 Equity Incentive Plan, dated July 16, 2020, and that Second Amendment to the CleanSpark, Inc. 2017 Incentive Plan, dated September 17, 2021 (as amended, the “Plan”);

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan;

WHEREAS, Section 17.1 of the Plan permits the Company to amend the Plan from time to time, subject only to certain limitations specified therein;

WHEREAS, pursuant to Section 4.1 of the Plan, a total of 3,500,000 shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) have been reserved for issuance under the Plan;

WHEREAS, the Board believes it to be in the best interest of the Company to increase the number of shares issuable under the Plan to 11,512,000 shares, including shares previously issued thereunder;

WHEREAS, the Board also believes it to be in the best interest of the Company to increase the number of shares available under the Plan on a semi-annual basis to fifteen percent (15%) of the Company’s then outstanding shares without further required amendment or approval;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended and modified, effective as of March 8, 2023, as follows:

1. Subsection 4.1 of the Plan (“Authorized Number of Shares”) is hereby amended and restated in its entirety as follows:

“4.1 Authorized Number of Shares. Subject to adjustment from time to time pursuant to the following provisions regarding an Evergreen Increase (as defined in this subsection 4.1) and as provided in subsection 15.1, a maximum of 11,512,000 shares of Common Stock shall be available for issuance under the Plan. Shares of Common Stock issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares. The maximum number of shares of Common Stock available for issuance under the Plan shall increase on April 1st and October 1st of each calendar year (each, an “Evergreen Date”) to fifteen percent (15%) of the Company’s outstanding shares of Common Stock, in each case as of the last day of the month immediately preceding the applicable Evergreen Date (an “Evergreen Increase”).”

2. In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

[Signature page follows]

DOCPROPERTY "CUS_DocIDChunk0" US_156477198v1_395091-00001 3/8/2023 3:14 PM

IN WITNESS WHEREOF, the Company has executed this Third Amendment to the 2017 Incentive Plan as of March 8, 2023.

CLEANSPARK, INC.
By:	/s/ Zachary K. Bradford
Name:	Zachary K. Bradford

DOCPROPERTY "CUS_DocIDChunk0" US_156477198v1_395091-00001 3/8/2023 3:14 PM